UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2023

____________________

Zomedica Corp.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Suite 125, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on June 13, 2023 (the “Annual Meeting”). At the Annual Meeting, our shareholders voted on each of the following three matters:

•	election of eight directors, each for a one-year term;

•	ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023; and

•	an advisory vote to approve the compensation of our named executive officers as described in our management information circular and proxy statement for the Annual Meeting.

The final vote results for each of these four matters is set forth below.

The votes cast on the election of directors were as follows:

	For	Withheld	Broker Non-Vote
Jeffrey Rowe	87,730,995	8,616,651	198,462,462
Robert Cohen	83,920,921	12,426,725	198,462,462
Chris Macleod	86,929,501	9,418,145	198,462,462
Pam Nichols	87,669,282	8,678,364	198,462,462
Johnny D. Powers	87,343,642	9,004,004	198,462,462
Sean Whelan	87,193,145	9,154,501	198,462,462
Rodney Williams	86,170,305	10,177,341	198,462,462
Larry Heaton	87,496,102	8,851,544	198,462,462

The votes cast on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023 were as follows:

For:	275,373,176
Withheld:	19,436,932
Total:	294,810,108

The votes cast on the advisory vote to approve the compensation of our named executive officers disclosed in our management information circular and proxy statement for the Annual Meeting were as follows:

For:	72,557,673
Against:	20,608,605
Abstain:	3,181,226
Broker Non-Vote	198,462,604

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zomedica Corp.

	By:	/s/ Peter Donato
Peter Donato
Chief Financial Officer
Date: June 14, 2023

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